Exhibit 99.5

Williams Scotsman: Customer Q&A

1.              What does this deal mean for me and my relationship with Williams Scotsman?

•                  The Company does not anticipate any changes to how we work with you.  Williams Scotsman will continue to operate under the Williams Scotsman name in North America, and our business will be unaffected by the acquisition.  There will be no change in how you interact with the Company on a day-to-day basis.  The transaction will be completely transparent to you.  Also, Algeco does not have a presence in the North American market, and as a result, there will be no change in your contact on a day-to-day basis.

•                  For our customers with international operations, this transaction combines the market leaders in North America and Europe to create a global leader with the size and scale to provide our customers with the products and services they need across multiple international markets.

2.              When do you expect the deal to be finalized?

•                  We expect to finalize this acquisition, pending shareholder approval, customary closing conditions and regulatory approvals, in the fourth quarter of 2007.

3.              Can you tell me why you decided to pursue this transaction?

•                  This combination brings together the market leaders in North America and Europe to create a global leader with the size and scale to enhance our ability to provide our customers with the products and services they need across multiple international markets.

4.              Will our sales representatives change?

•                  Algeco does not have a presence in the North American market, and as a result, there will be no change in your contact on a day-to-day basis.

5.              Where will the Company be headquartered?

•                  It is expected that Williams Scotsman’s current headquarters in North America will become the global headquarters for Algeco once the transaction has closed.

6.              How will your product and service offering change as a result of the transaction?

•                  The acquisition combines the market leaders in North America and Europe to create a global leader with the size and scale to provide our customers with the products and services they need across multiple international markets.  We will now be able to provide your modular needs across a number of countries.

CAUTIONARY LANGUAGE CONCERNING FORWARD-LOOKING STATEMENTS

Statements herein regarding the proposed transaction between Ristretto Group S.a.r.l. and Williams Scotsman International, Inc., future financial and operating results, benefits and synergies of the transaction, future opportunities for the combined company and any other statements about future expectations constitute forward looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  Such statements are based upon current beliefs and expectations and are subject to significant risks and uncertainties.  There are a number of important factors that could cause actual results or events to differ materially from those indicated by such forward looking statements, including: the ability to obtain governmental approvals of the transaction on the proposed terms and schedule and the failure of Williams Scotsman International, Inc.’s stockholders to approve the transaction.  Additional factors that may affect future results are contained in Williams Scotsman International, Inc.’s filings with the Securities and Exchange Commission (“SEC”), including Williams Scotsman International, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006, which are available at the SEC’s Web site http://www.sec.gov.  The information set forth herein speaks only as of the date hereof, and any intention or obligation to update any forward looking statements as a result of developments occurring after the date hereof is hereby disclaimed.

IMPORTANT ADDITIONAL INFORMATION WILL BE FILED WITH THE SEC

In connection with the proposed transaction, Williams Scotsman International, Inc. plans to file with the SEC a Proxy Statement.  Investors and security holders of Williams Scotsman International, Inc. are urged to read the Proxy Statement and any other relevant documents filed with the SEC when they are available because they will contain important information about Williams Scotsman International, Inc., the proposed transaction and related matters.  The final Proxy Statement will be mailed to stockholders of Williams Scotsman International, Inc.  Investors and security holders of Williams Scotsman International, Inc. will be able to obtain copies of the Proxy Statement, when they become available, as well as other filings with the SEC that will be incorporated by reference into such documents, containing information about Williams Scotsman International, Inc., without charge, at the SEC’s Internet site (http://www.sec.gov).  These documents may also be obtained for free from Williams Scotsman International, Inc. by directing a request to Williams Scotsman International, Inc., Investor Relations, 8211 Town Center Drive, Baltimore, Maryland 21236 or at Williams Scotsman International, Inc.’s Investor Relations page on its corporate website at www.willscot.com.

PARTICIPANTS IN SOLICITATION

Williams Scotsman International, Inc. and its respective directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from Williams Scotsman International, Inc.’s stockholders in respect of the proposed transaction.  Information regarding Williams Scotsman International, Inc.’s participants is available in Williams Scotsman International, Inc.’s Annual Report on Form 10-K for the year ended December 31, 2006 and Williams Scotsman International, Inc.’s proxy statement, dated March 30, 2007, for its 2007 annual meeting of stockholders, which are filed with the SEC.  Additional information regarding the interests of such participants will be included in the Proxy Statement to be filed with the SEC.